Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com
West Corporation Reports Second Quarter 2008 Results
Company Updates 2008 Guidance
OMAHA, NE, July 23, 2008 – West Corporation, a leading provider of outsourced communication solutions, today announced its second quarter 2008 results.
Financial Summary (unaudited)

(Dollars in millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Percent			Percent
	2008	2007	Change	2008	2007	Change
Revenue	$551.4	$520.2	6.0%	$1,077.2	$1,028.8	4.7%
Adjusted EBITDA[1]	$147.9	$146.9	0.7%	$286.2	$292.3	-2.1%
Adjusted EBITDA Margin	26.8%	28.2%		26.6%	28.4%
Adjusted EBITDA Excl. Interest Income[1]	$147.3	$143.3	2.8%	$284.5	$285.4	-0.3%
Cash Flow from Operations	$46.6	$45.3	2.9%	$70.7	$127.2	-44.4%

[1]	See Reconciliation of Financial Measures below.

Consolidated Operating Results
For the second quarter ended June 30, 2008, revenues were $551.4 million compared to $520.2 million for the same quarter last year, an increase of 6.0 percent. Revenue from acquired entities2 was $34.6 million during the second quarter, including $26.0 million from Genesys.
During the quarter, the Company recorded a $19.8 million reduction in revenue in its Receivables Management segment from an allowance for impairment of purchased accounts receivable which were acquired prior to January 1, 2008. The Company believes this impairment was due to reduced second quarter liquidation rates resulting from weaker economic conditions for consumers which resulted in a collection environment that was more difficult than expected. This impairment charge results in a 300 basis point reduction in consolidated second quarter operating margin. In addition, minority interest was reduced by $4.2 million to account for the minority owner’s share of this impairment.
Excluding the $19.8 million revenue impairment charge, consolidated revenue would have been $571.2 million. Organic growth before the impairment charge was 3.2 percent for the quarter.
2008 Guidance
As a result of the impairment charge in the Receivables Management segment, the Company now anticipates the following results for the year ending December 31, 2008. This guidance assumes no additional acquisitions or changes in the current operating environment and excludes unrealized synergies from the Genesys acquisition.

	May 22	Revised
In Millions	Guidance[3]	Guidance
Revenue	$2,328 — $2,370	$2,300 — $2,340
Adjusted EBITDA	$608 — $635	$608 — $635
Cash Flow from Operations	$235 — $265	$235 — $265
Capital Expenditures	$105 — $123	$105 — $123
Balance Sheet and Liquidity
At June 30, 2008, West Corporation had cash and cash equivalents totaling $54.9 million and working capital of $46.1 million. Adjusted EBITDA for the second quarter was $147.9 million, or 26.8 percent of revenue. A reconciliation of Adjusted EBITDA to cash flow from operating activities is presented below.

[2]	Acquired entities include Omnium Worldwide, Inc. (acquired in May 2007) in the Receivables Management segment, HBF Communications (acquired in April 2008) in the Communications Services segment and Genesys (acquired in May 2008) in the Conferencing Services segment.

[3]	As issued by the Company on May 22, 2008 after completing the acquisition of Genesys.

During the quarter, the Company invested $26.0 million in capital expenditures primarily for information technology systems, software and equipment.
Conference Call
The Company will hold a conference call to discuss these topics on Thursday, July 24, 2008 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.
About West Corporation
West Corporation is a leading provider of outsourced communication solutions to many of the world’s largest companies, organizations and government agencies. West helps its clients communicate effectively, maximize the value of their customer relationships and drive greater profitability from every interaction. The Company’s integrated suite of customized solutions includes customer acquisition, customer care, automated voice services, emergency communications, conferencing and accounts receivable management services.
Founded in 1986 and headquartered in Omaha, Nebraska, West has a team of 39,000 employees based in North America, Europe and Asia. For more information, please visit www.west.com.
Forward Looking Statements
This press release contains forward looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include the ability to integrate or achieve the objectives of our recent acquisitions, West’s ability to complete future acquisitions, competition in West’s highly competitive industries, extensive regulation in many of West’s markets, West’s ability to recover on its charged-off consumer receivables, capacity utilization of West’s contact centers, the cost and reliability of voice and data services, availability of key personnel and employees, the cost of labor and turnover rates, the political, economic and other conditions in countries where West operates, the loss of any key clients, West’s ability to purchase, and finance the acquisition of, charged-off receivable portfolios on acceptable terms and in sufficient amounts, the nature of West’s forward flow contracts, the non-exclusive nature of West’s client contracts and the absence of revenue commitments, the possibility of an emergency interruption to West’s data and contact centers, acts of terrorism or war, security or privacy breaches of West’s systems and databases, West’s ability to protect proprietary information or technology, West’s ability to continue to keep pace with technological developments, the cost of pending and future litigation and other risk factors described in documents filed by the company with the United States Securities and Exchange Commission including West’s annual report on Form 10-K for the year ended December 31, 2007 and quarterly report on Form 10-Q for the quarter ended March 31, 2008. These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

WEST CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except selected operating data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	% Change	2008	2007	% Change
Revenue	$551,433	$520,186	6.0%	$1,077,188	$1,028,819	4.7%
Cost of services	251,143	224,306	12.0%	501,703	443,291	13.2%
Selling, general and administrative expenses	219,090	206,305	6.2%	425,218	399,368	6.5%

Operating income	81,200	89,575	-9.3%	150,267	186,160	-19.3%
Interest expense	70,204	83,465	-15.9%	144,363	163,655	-11.8%
Other expense (income), net	(483)	(4,178)	-88.4%	(917)	(8,108)	-88.7%

Income before tax	11,479	10,288	11.6%	6,821	30,613	-77.7%
Income tax expense	4,737	3,519	34.6%	3,998	10,927	-63.4%
Minority Interest	(987)	4,257	-123.2%	(3,702)	8,155	-145.4%

Net income	$7,729	$2,512	207.7%	$6,525	$11,531	-43.4%

SELECTED SEGMENT DATA:
Revenue:
Communication Services	$272,442	$264,303	3.1%	$552,775	$536,970	2.9%
Conferencing	230,069	183,651	25.3%	425,713	359,817	18.3%
Receivables Management	50,337	73,658	-31.7%	101,453	134,781	-24.7%
Inter segment eliminations	(1,415)	(1,426)	-0.8%	(2,753)	(2,749)	0.1%

Total	$551,433	$520,186	6.0%	$1,077,188	$1,028,819	4.7%

Depreciation & Amortization:
Communication Services	$18,399	$22,809	-19.3%	$37,237	$42,921	-13.2%
Conferencing	18,674	16,438	13.6%	35,151	31,640	11.1%
Receivables Management	5,510	5,516	-0.1%	12,400	8,033	54.4%

Total	$42,583	$44,763	-4.9%	$84,788	$82,594	2.7%

Operating Income:
Communication Services	$32,823	$29,002	13.2%	$63,375	$65,300	-2.9%
Conferencing	58,326	46,896	24.4%	109,558	93,594	17.1%
Receivables Management	(9,949)	13,677	-172.7%	(22,666)	27,266	-183.1%

Total	$81,200	$89,575	-9.3%	$150,267	$186,160	-19.3%

Operating Margin:
Communication Services	12.0%	11.0%	9.1%	11.5%	12.2%	-5.7%
Conferencing	25.4%	25.5%	-0.4%	25.7%	26.0%	-1.2%
Receivables Management	-19.8%	18.6%	-206.5%	-22.3%	20.2%	-210.4%

Total	14.7%	17.2%	-14.5%	13.9%	18.1%	-23.2%

SELECTED OPERATING DATA ($M):
Share-based compensation expense recognized	0.4	0.3
Cash flow from operations	46.6	45.3
Revolving line of credit	25.0	—
Term loan facility	2,498.1	2,388.4
Multi-currency revolving credit facility	76.5	—
Senior notes	650.0	650.0
Senior subordinated notes	450.0	450.0
Condensed Balance Sheets

	June 30,	December 31,	%
	2008	2007	Change
Current assets:
Cash and cash equivalents	$54,942	$141,947	-61.3%
Trust cash	12,058	10,358	16.4%
Accounts receivable, net	350,774	289,480	21.2%
Portfolio receivables, current	51,620	77,909	-33.7%
Deferred income taxes receivable	20,548	33,718	-39.1%
Other current assets	69,219	44,463	55.7%

Total current assets	559,161	597,875	-6.5%
Net property and equipment	324,931	298,645	8.8%
Portfolio receivables, net	119,391	132,233	-9.7%
Goodwill	1,563,811	1,329,978	17.6%
Other assets	600,816	487,759	23.2%

Total assets	$3,168,110	$2,846,490	11.3%

Current liabilities	$513,037	$410,080	25.1%
Long Term Obligations	3,699,581	3,495,529	5.8%
Other liabilities	145,987	138,297	5.6%

Total liabilities	4,358,605	4,043,906	7.8%

Minority interest	6,694	12,937	-48.3%
Class L common stock	1,093,500	1,029,782	6.2%

Stockholders’ deficit	(2,290,689)	(2,240,135)	2.3%

Total liabilities and stockholders’ deficit	$3,168,110	$2,846,490	11.3%

Reconciliation of Financial Measures
The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity, we use earnings before interest expense, share based compensation, taxes, depreciation and amortization, minority interest, non-recurring litigation settlement costs, other non-cash reserves, transaction costs and after acquisition synergies and excluding unrestricted subsidiaries, or “Adjusted EBITDA.” We also use “Adjusted EBITDA Excluding Interest Income,” which we define as earnings before interest expense and non-recurring interest income, share based compensation, taxes, depreciation and amortization, minority interest, non-recurring litigation settlement costs, other non-cash reserves, transaction costs and after acquisition synergies and excluding unrestricted subsidiaries. EBITDA, Adjusted EBITDA and Adjusted EBITDA Excluding Interest Income are not measures of financial performance or liquidity under generally accepted accounting principles (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted EBITDA Excluding Interest Income should not be considered in isolation or as a substitute for net income, cash flow from operations or other income or cash flow data prepared in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA Excluding Interest Income, as presented, may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and Adjusted EBITDA Excluding Interest Income are presented as we understand certain investors use them as one measure of our historical ability to service debt. Adjusted EBITDA is also used in our debt covenants, although the precise adjustments used to calculate Adjusted EBITDA included in our credit facility and indentures vary in certain respects among such agreements and from those presented below. Set forth below is a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Excluding Interest Income to cash flow from operations.

Amounts in thousands	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Cash flow from operating activities	$46,633	$45,255	$70,655	$127,183
Income tax expense	4,737	3,519	3,998	10,927
Deferred income tax (expense) benefit	(463)	4,008	3,696	(2,682)
Interest expense	70,204	83,465	144,363	163,655
Allowance for impairment of purchased accounts receivable	(19,836)	—	(44,076)	—
Minority interest in earnings, net of distributions	3,002	(565)	7,645	(285)
Provision for share based compensation	(357)	(319)	(669)	(629)
Debt amortization	(3,940)	(3,657)	(7,561)	(7,408)
Other	(59)	(5)	29	432
Changes in operating assets and liabilities, net of business acquisitions	25,332	2,559	61,594	(22,485)

EBITDA	125,253	134,260	239,674	268,708
Minority interest	(987)	4,257	(3,702)	8,155
Provision for share based compensation	357	319	669	629
Recapitalization costs	1,113	4,443	2,113	8,575
Acquisition synergies	2,599	2,475	2,977	4,237
Site closures	(273)	—	(273)	—
Portfolio impairment	19,836	—	44,076	—
Asset impairment	—	—	739	—
Acquisition costs	—	—	(26)	—
Vertical Alliance Adjustment	—	1,113	—	1,948

Adjusted EBITDA	$147,898	$146,867	$286,247	$292,252

Interest income	551	3,570	1,791	6,832

Adjusted EBITDA Excluding Interest Income	$147,347	$143,297	$284,456	$285,420